UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2010
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200
Ft. Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) Compensatory Arrangements with Certain Officers
     On May 19, 2010 at the annual stockholders meeting (the “Annual Meeting”) of Range Resources Corporation (the “Company”), the stockholders of the Company approved and adopted the First Amendment (the “Amendment”) to the Company’s Amended and Restated 2005 Equity-Based Compensation Plan (the “2005 Plan”) to increase the number of shares of the common stock authorized to be issued under the Company’s 2005 Plan by 850,000 shares.
     Pursuant to the Amendment, 850,000 additional Plan Shares (as defined in the 2005 Plan) will be immediately available for future awards under the 2005 Plan. As of March 26, 2010, 3,082,136 shares are available for awards under the 2005 Plan. As part of the approval of the 2005 Plan by the stockholders in 2005, the Company agreed to suspend any further grants under the 1999 Stock Option Plan (the “1999 Plan”) and transfer the authorized but unissued shares in the 1999 Plan to the 2005 Plan. Therefore, the 2005 Plan provides that any shares related to options currently outstanding under the 1999 Plan which lapse or are forfeited will become available for issuance under the 2005 Plan. Pursuant to the Amendment, the maximum number of shares available for future award under the 2005 Plan (assuming none of the shares underlying options currently outstanding under the 1999 Plan lapse or are forfeited) has increased from 3,082,136 to 3,932,136 shares. The additional 850,000 shares approved under the Amendment have been added to the existing 4,825,000 authorized 162(m) Covered Shares (as defined in the 2005 Plan) approved by stockholders specifically for the 2005 Plan.
     The foregoing description is a brief summary of the Amendment and does not purport to be a complete statement of the parties’ rights and obligations under the 2005 Plan. The foregoing description is qualified in its entirety by reference to the full text of the First Amendment to Range Resources Corporation Amended and Restated 2005 Equity Based Compensation Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On May 19, 2010, the Board of Directors (the “Board”) of the Company authorized the amendment and restatement of the Company’s By-laws (the “By-laws” and as amended and restated, the “Amended By-laws”). The Amended By-laws became effective immediately upon their adoption by the Board. Among other items, the amendments include the following:
•	Advance Notice Provisions — The Board amended provisions of the By-laws relating to advance notification procedures for stockholder proposals and director nominations (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) in order to modify the descriptions of timely notice and to specify the disclosures that stockholders must provide when submitting proposals and director nominations for consideration. Pursuant to the Amended By-laws, advance notice of stockholder proposals and director nominations generally must be received by the Secretary of the Company no earlier than the close of business on the 120th day prior to the one-year anniversary of the previous year’s annual meeting of stockholders, and not later than the close of business on the 90th day prior to that date. In each case, the notice must include specified disclosures regarding the proposing stockholder’s identity, ownership and voting interests in Company securities (including, for example, any derivative instruments directly or indirectly owned beneficially by the stockholder) as well as descriptions of all agreements, arrangements and understandings between the proposing stockholder and other persons regarding the proposed business. For stockholder proposals, the notice must also include specific information about the proposed business, including the exact text of any proposal, and the reasons for conducting that business at the meeting. For director nominations, the notice also must include specified disclosures regarding any compensation and other material monetary agreements, arrangements and understandings and other material relationships between the proposing stockholder and any parties related to the proposing stockholder and the proposed director nominee. Pursuant to the Amended By-laws, the adjournment or postponement of an annual meeting will not commence a new time period for the giving of a shareholder’s notice regarding stockholder proposals or director nominations.

•	Special Meetings — The Board amended provisions of the By-laws relating to the calling of special meetings of stockholders to provide that special meetings may be called by the Chairman of the Board, the Chief Executive Officer, or the Board. The Board also amended provisions relating to the fixing of record dates for determining stockholders entitled to call a special meeting and related procedures regarding the conduct of special meetings. Notwithstanding these modifications, the By-laws continue to provide that a special meeting must be called upon the request of stockholders holding at least a majority of the Company’s outstanding stock.

•	Bifurcated Dates of Record — The Board amended provisions of the By-laws regarding setting record dates for determining stockholders entitled to notice of and stockholders entitled to vote at any meeting of stockholders, allowing for bifurcation of such record dates in accordance with the Delaware General Corporation Law.

•	Actions by Written Consent — The Board added provisions of the By-laws regarding the taking of actions by written consent in lieu of a meeting of stockholders and the fixing of record dates for determining stockholders entitled to act by written consent and related procedures regarding actions by written consent.

•	Director Representation and Agreement — The Board modified the By-laws to require that any director or director nominee (1) make certain representations to the Company relating to (i) disclosure of any voting commitments, compensation and other economic arrangements such person will receive in connection with service or action as a director and (ii) compliance with the Company’s corporate governance and other policies and guidelines applicable to directors and (2) irrevocably submit his or her resignation as a director of the Company, if elected and then serving as such, effective upon a finding of a court of competent jurisdiction that such person has breached such representations.

•	Amendment or Repeal of By-laws— The Board amended the By-laws to provide that stockholders holding at least a majority of the Company’s outstanding stock present in person or represented by proxy at a meeting of stockholders at which a quorum is present may vote to amend or repeal the By-laws. Prior to this amendment, the vote of stockholders holding at least 80% of the Company’s outstanding stock was required in order for stockholders to amend or repeal the By-laws.

•	Indemnification — The Board modified provisions of the By-laws set forth in Article XI the Amended By-laws regarding the Company’s indemnification and advancement obligations with respect to directors, officers and other persons in order to clarify such persons’ rights to bring suit against the Company for unpaid claims for indemnification. The Board also amended the By-laws to make clear that the rights to indemnification and advancement under Article XI may not be amended retroactively.

•	Administrative / Ministerial Provisions — The Board amended or modified a number of other provisions through-out the By-laws in order to update and modernize the By-laws, including the following:
•	Remote Communication — the Board added provisions allowing for the Board to authorize stockholder meetings by remote communication and the giving notice of stockholder meetings by electronic transmission.

•	Notice — the Board modified and updated provisions relating to methods of giving and receiving notice and the dates on which notices are deemed to be received.

•	Board Quorums — the Board amended the By-laws to clarify that a majority of directors present at any Board or committee meeting where a quorum is not present may adjourn the meeting until a quorum is present.

•	Officers, Chairman & Vice Chairman — the Board modified and updated provisions relating to the titles, duties and authority of the Company’s officers and the Chairman of the Board and, if appointed, any Vice Chairman of the Board.

•	Uncertificated Stock — the Board amended the By-laws to provide for the issuance of uncertificated stock.
     The foregoing description is a summary of the amendments to the By-laws and does not purport to be complete as to all of the amendments to the By-laws, or with respect to any given amendment, as to all aspects of such amendment. The summary is qualified in its entirety by reference to the Amended By-laws, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
          The various amendments and modifications described above resulted in significant revisions and re-ordering of provisions through out By-Laws. As such, the Company has not filed a copy of the Amended By-laws marked to show changes to the former By-laws with this Current Report on Form 8-K. Stockholders may request a marked copy of the Amended By-laws by writing to the Company’s Corporate Secretary at 100 Throckmorton Street, Suite 1200, Ft. Worth, Texas 760102.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     The Annual Meeting of the Company was held on Thursday, May 19, 2010 at 9:00 a.m. Central Time at the Company’s offices at 100 Throckmorton Street, Suite 1200 in Fort Worth, Texas. As of March 26, 2010, the record date for the Annual Meeting, there were 159,370,738 shares of common stock issued and outstanding. A quorum of 143,402,524 shares of common stock was present or represented at the Annual Meeting.
     The matters submitted to a vote of security holders at the Annual Meeting were as follows:
1. Stockholders elected each of the Company’s nine nominees for director to serve a term of one year to expire at the 2011 Annual Meeting or until their successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Charles L. Blackburn	129,507,897	804,408	18,967	13,071,252
Anthony V. Dub	129,011,516	1,299,939	19,817	13,071,252
V. Richard Eales	130,018,895	293,166	19,211	13,071,252
Allen Finkelson	128,323,543	1,987,799	19,930	13,071,252
James M. Funk	129,464,957	844,573	21,742	13,071,252
Jonathan S. Linker	129,886,005	425,284	19,983	13,071,252
Kevin S. McCarthy	128,250,568	2,059,362	21,342	13,071,252
John H. Pinkerton	126,992,092	3,321,645	17,535	13,071,252
Jeffrey L. Ventura	129,251,188	1,061,526	18,558	13,071,252
2. Stockholders approved the First Amendment to the Company’s Amended and Restated 2005 Equity-Based Compensation Plan to increase the number of shares of our common stock authorized to be issued under that plan by 850,000 shares, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

93,700,400	36,589,383	41,489	13,071,252
3. Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

143,204,356	186,350	11,818	0
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of the Exhibit

3.1	Amended and Restated By-laws of Range Resources Corporation (as amended through May 19, 2010).

10.1	First Amendment to Range Resources Corporation Amended and Restated 2005 Equity Based Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ David P. Poole
David P. Poole
Senior Vice President — General Counsel and Corporate Secretary

Dated: May 20, 2010

RANGE RESOURCES CORPORATION
EXHIBIT INDEX

Exhibit
Number	Description of the Exhibit
3.1	Amended and Restated By-laws of Range Resources Corporation (as amended through May 19, 2010).

10.1	First Amendment to Range Resources Corporation Amended and Restated 2005 Equity Based Compensation Plan